UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of the Shareholders of the Company held on June 15, 2017 (the “Annual Meeting”), at the Company’s corporate offices in Kinderhook, New York, the following matters were voted upon.

PROPOSAL NUMBER 1 – ELECTION OF DIRECTORS

Total Shares in Attendance:	26,032,081	Total Shares Outstanding (as of April 27, 2017): 29,297,333
Percent of Shares Voted:	88.85%
Director	For	Percent	Withheld	Percent	Broker Non-Vote

Jean Neff	12,595,318	94.26	766,716	5.74	12,670,047
Diane J. Generous	10,328,347	77.30	3,033,687	22.70	12,670,047

PROPOSAL NUMBER 2 – RATIFICATION OF AUDITORS

Total Shares in Attendance:		26,032,081	Total Shares Outstanding (as of April 27, 2017): 29,297,333
Percent of Shares Voted:		88.85%

For	Percent	Against	Percent	Abstain	Percent	Broker Non-Vote
25,916,242	99.55	62,219	0.24	53,620	0.21	0

A description of the proposals can be found in the Company’s definitive proxy statement for the Annual Meeting filed with the U.S. Securities and Exchange Commission on April 27, 2017.

The nominees for election to the Board of Directors were each elected for a three-year term ending in 2020, or until their successor(s) is/are elected and duly qualified. In addition to the directors elected at the Annual Meeting, Melissa A. Waterhouse continued her term of office after the Annual Meeting.

There were no other matters voted upon at the Annual Meeting other than the Proposals noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer)
Principal Financial Officer

Dated: June 16, 2017